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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 14, 2001 included in Interleukin Genetics' Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.


Boston, Massachusetts
April 18, 2001